Exhibit 3.21
STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.Name of Limited Liability Company: DYMATIZE HOLDINGS, LLC
2.The Certificate of Formation of the limited liability company is hereby amended as follows:
ARTICLE 1.
The name of the limited liability company is Dymatize Holdings, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 13th day of February, A.D. 2014.

By	/s/ Diedre J. Gray
Authorized Person(s)

Name:	Diedre J. Gray, Secretary
Print or Type

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.Name of Limited Liability Company: Post Acquisition Sub III, LLC
2.The Certificate of Formation of the limited liability company is hereby amended as follows:
ARTICLE 1.
The name of the limited liability company is DYMATIZE HOLDINGS, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 24th day of January, A.D. 2014.

By	/s/ Diedre J. Gray
Authorized Person(s)

Name:	Diedre J. Gray, Secretary
Print or Type

STATE of DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE of FORMATION
OF
POST ACQUISTION SUB III, LLC
FIRST:    The name of the limited liability company is POST ACQUISITION SUB III, LLC.
SECOND:    The address of the registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington. Zip code 19801. The name of its Registered Agent at such address is The Corporation Trust Company.
IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 27th day of November, 2013.

/s/ Timothy E. Kastner
Timothy E. Kastner, Authorized Person